UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2016

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 15, 2016, the compensation committee of the board of directors of Cumulus Media Inc. (the “Company”) approved for payment one-time discretionary cash incentive compensation awards to the following executive officers: John Abbot, the Executive Vice President, Treasurer and Chief Financial Officer ($421,875), and Richard Denning, Senior Vice President, Secretary and General Counsel ($165,000). The cash awards were made in recognition of, among other things, the exceptional efforts and contributions made by those executive officers during 2016, both individually and as members of the management leadership team, in the initial phase of the Company’s operational turnaround plan and ongoing operational and financial restructuring. These cash incentive award payments have been made in lieu of any award to which those executive officers might have been entitled under the Company’s annual incentive plan for 2016 (the “EIP”), as previously disclosed. As a result, no payments will be made under the EIP for 2016 to those executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary and General Counsel
Date: December 20, 2016